UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

The response to Item 5.02 below is included and incorporated by reference in its entirety.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, the Compensation Committee of the Board of Directors of Cubic Energy, Inc. (the “Company”) authorized the following increases in the annual base salaries of the Company’s executive officers:

Calvin A. Wallen, III, Chairman, President and Chief Executive Officer — $400,000;

Jon S. Ross, Secretary — $300,000; and

Larry G. Badgley — $250,000.

The Compensation Committee also authorized the reimbursement of expenses incurred by the Company’s executive officers in connection with their personal health insurance premiums, in an amount not to exceed $1,500 per month, beginning on January 1, 2014.

Also on December 12, 2013, the Board of Directors elected Mr. Ross as its Executive Vice President, in addition to his current role as Secretary.

On December 16, 2013, the Company entered into amendments to the employment agreements of Messrs. Wallen and Ross to reflect the foregoing, which amendments are filed herewith as Exhibits 10.1 and 10.2.  The above summary of the amendments is qualified in its entirety by reference to the full text of the amendments.  Except as noted above, the employment agreements of Messrs. Wallen and Ross remain unchanged.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                                                Amendment to Employment Agreement of Calvin A. Wallen, III, dated December 16, 2013

10.2                                                Amendment to Employment Agreement of Jon S. Ross, dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon S. Ross, Executive Vice President and Secretary